                                                                   EXHIBIT 10.16


                                NETLIBRARY, INC.




                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT




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                                TABLE OF CONTENTS

                                                                                                             PAGE
SECTION 1.GENERAL...............................................................................................2
         1.1      Definitions...................................................................................2

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER...............................................................3
         2.1      Restrictions on Transfer......................................................................3
         2.2      Demand Registration...........................................................................4
         2.3      Piggyback Registrations.......................................................................6
         2.4      Form S-3 Registration.........................................................................8
         2.5      Expenses of Registration......................................................................9
         2.6      Obligations of the Company....................................................................9
         2.7      Termination of Registration Rights............................................................11
         2.8      Delay of Registration; Furnishing Information.................................................11
         2.9      Indemnification...............................................................................12
         2.10     Assignment of Registration Rights.............................................................14
         2.11     Amendment of Registration Rights..............................................................14
         2.12     Limitation on Subsequent Registration Rights..................................................14
         2.13     "Market Stand-Off" Agreement; Agreement to Furnish Information................................15
         2.14     Rule 144 Reporting............................................................................15

SECTION 3. COVENANTS OF THE COMPANY.............................................................................16
         3.1      Basic Financial Information and Reporting.....................................................16
         3.2      Inspection Rights.............................................................................17
         3.3      Confidentiality of Records....................................................................17
         3.4      Reservation of Common Stock...................................................................17
         3.5      Stock Vesting.................................................................................18
         3.6      Board of Directors Meetings...................................................................18
         3.7      Proprietary Information and Inventions Agreement..............................................18
         3.8      Approval......................................................................................18
         3.9      Directors' Expenses...........................................................................18
         3.10     Directors' Liability and Indemnification......................................................18
         3.11     Compensation Committee........................................................................18
         3.12     Indemnification and Advancement...............................................................19
         3.13     Real Property Holding Corporation.............................................................20
         3.14     Restrictions..................................................................................20
         3.15     Management Non-Compete Agreements.............................................................21
         3.16     Visitation Rights.............................................................................21
         3.17     Termination of Covenants......................................................................21

SECTION 4.  REEMPTIVE RIGHTS....................................................................................21
         4.1      Subsequent Offerings..........................................................................21
         4.2      Exercise of Rights............................................................................22
         4.3      Issuance of Equity Securities to Other Persons................................................22




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
         4.4      Termination and Waiver of Preemptive Rights...................................................22
         4.5      Transfer of Rights of Preemptive Rights.......................................................22
         4.6      Excluded Securities...........................................................................22

SECTION 5.  MISCELLANEOUS.......................................................................................24
         5.1      Governing Law.................................................................................24
         5.2      Survival......................................................................................24
         5.3      Successors and Assigns........................................................................24
         5.4      Entire Agreement..............................................................................24
         5.5      Severability..................................................................................24
         5.6      Amendment and Waiver..........................................................................24
         5.7      Remedies; Delays or Omissions.................................................................25
         5.8      Notices.......................................................................................25
         5.9      Attorneys' Fees...............................................................................25
         5.10     Titles and Subtitles..........................................................................26
         5.11     Counterparts..................................................................................26
         5.12     Waiver and Consent............................................................................26




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                                NETLIBRARY, INC.
                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


         THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is entered into as of October 8, 1999, by and among NETLIBRARY, INC., a Delaware corporation (the "Company"), the purchasers of the Company's Series A Preferred Stock, $.001 par value per share ("Series A Stock"), the purchasers of the Company's Series B Preferred Stock, $.001 par value per share ("Series B Stock"), and the purchasers of the Company's Series C Preferred Stock, $.001 par value per share ("Series C Stock") set forth on Exhibit A hereto, as it may be amended from time to time. The purchasers of the Series A Stock, Series B Stock and Series C Stock shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         WHEREAS, the Company sold to certain Investors five million two hundred twenty-five thousand (5,225,000) shares of its Series A Stock pursuant to a certain Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement"), dated August 20, 1998 and as amended January 8, 1999 (the "Series A Financing");

         WHEREAS, the Company sold to certain Investors six million eight hundred twenty-eight thousand one hundred seventy-six (6,828,176) shares of its Series B Stock pursuant to a certain Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement"), dated May 17, 1999 (the "Series B Financing");

         WHEREAS, in connection with the Series B Financing, the Company and the Investors in the Series A Financing and the Series B Financing entered into a certain Amended and Restated Investors' Rights Agreement, dated May 17, 1999 (the "Investors' Rights Agreement");

         WHEREAS, the Company proposes to sell shares of its Series C Stock to certain Investors pursuant to the Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement") of even date herewith (the "Series C Financing"); and

         WHEREAS, in connection with the consummation of the Series C Financing and as a condition of entering into the Series C Purchase Agreement, the Company and the Investors desire to amend and restate the Investors' Rights Agreement to extend to the Investors registration rights, information rights and other rights as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Series A Purchase Agreement, Series B Purchase Agreement and the Series C Purchase Agreement, the parties mutually agree as follows:


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SECTION 1 GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "AFFILIATE" of a Person shall mean any other person controlling, controlled by or under common control with such Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership or voting securities, by contract or otherwise.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "HOLDER" means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                  "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  "PERSON" means any natural person, or any association, corporation, partnership, limited partnership, limited liability company, firm or any other entity.

                  "QUALIFIED PUBLIC OFFERING" means a public offering of the Company's Common Stock where the per-share public offering price is at least twenty dollars ($20.00) per share (as adjusted for stock dividends, stock splits, reverse stock splits, recapitalizations and the like), the net cash proceeds to the Company are at least thirty million dollars ($30,000,000) and the Company's Common Stock is listed on a national securities exchange or on the NASDAQ National Market System of the NASDAQ Stock Market.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

                  "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public either pursuant to a registration statement


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or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned to the transferee.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean, at any time, the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and that either
(a) are then issued and outstanding or (b) are issuable pursuant to then-exercisable or then-convertible securities.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of underwriters and counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                  "SHARES" shall mean the Company's Series A Stock issued pursuant to the Series A Purchase Agreement, the Series B Stock issued pursuant to the Series B Purchase Agreement and the Series C Stock issued pursuant to the Series C Purchase Agreement and held by the Investors listed on Exhibit A hereto and their permitted assigns.

2. REGISTRATION; RESTRICTIONS ON TRANSFER

                  2.1 RESTRICTIONS ON TRANSFER.

                  (a) Each Investor agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with this Agreement and such registration statement; or

                           (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of


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         such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer of Registrable Securities or Shares (A) by an Investor which is a partnership to its partners or former partners in accordance with their partnership interests,
(B) by an Investor which is a corporation to its stockholders in accordance with their interests in the corporation, (C) by an Investor which is a limited liability company to its members or former members in accordance with their interests in the limited liability company, (D) by an Investor to the Investor's family member or trust, family limited partnership or family limited liability company for the benefit of an individual Investor or members of the Investor's family or (E) by an Investor to the Investor's Affiliates; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Investor hereunder.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (c) The Company shall reissue promptly unlegended certificates at the request of any Investor thereof if the Investor shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate state securities (i.e., "Blue Sky") law, regulators or other authority authorizing such removal.

         2.2 DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of twenty percent (20%) or more of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under


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the Securities Act on Form S-1 or a similar form covering the registration of
Registrable Securities having an aggregate offering price to the public of at least thirty million dollars ($30,000,000) (valued at the time of the request), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated among such Holders on a pro rata basis based on the number of Registrable Securities held by each such Holder compared to the number held by all Holders who have elected to participate (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i) until the earlier of October 8, 2002 or at least one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                           (ii) after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective and no stop order was issued with respect thereto;

                           (iii) during the period starting with the date of filing of, and ending on the date ninety (90) days (or, in the case of an underwritten offering, one hundred eighty (180) days) following the effective date of, the registration statement pertaining to a registered offering; provided that the Company uses commercially reasonable good faith efforts to cause such registration statement to become effective;


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                           (iv) if within thirty (30) days of receipt of a
         written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file the Registration Statement for its Initial Offering within ninety (90) days;

                           (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the "Board"), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request hereunder or pursuant to Section 2.4(b)(iii) below shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

                  (d) Notwithstanding anything to the contrary in this Agreement, if the one hundred eighty (180)-day period following the effective date of the registration statement pertaining to the Initial Offering described in Section 2.2(c)(i) (the "Lock-up Period") ends before October 8, 2000, Holders may provide the request described in Section 2.2(a) at any time at least ninety
(90) days after the date of the closing of the Initial Offering. Upon receipt of such request, the Company shall give written notice of such request to all Holders as described in Section 2.2(a), and the other Holders shall have the participation rights set forth in Section 2.2(a). The Company shall use its best efforts to effect, by a date no later than the first business day after the end of the Lock-up Period, and to keep effective for a period of 90 days or until October 8, 2000, whichever is the later, a registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations in this Section 2.2(d). The Company shall file a registration statement with 30 days after receipt of such request by the Initiating Holders, and shall be obligated to include Registrable Securities of Holders in the registration under this Section 2.2(d) only to the extent that, if the Company desires to raise additional capital through registration at the same time, in the sole discretion of the Company's investment bankers, the Company will be able to complete an offering at an aggregate size sufficient to satisfy the Company's requirements for additional capital and the requirements of the Holders requesting to participate. To the extent that the Registrable Securities of all Holders requesting to participate cannot be included in the offering, the number of Registrable Securities that may be included shall be allocated among the Holders requesting to participate in the same manner as provided in Section 2.2(b). The Company shall have no obligation to keep the registration statement filed under this Section 2.2(d) effective beyond the later of the last day of the 90-day period following the end of the Lock-up Period and October 8, 2000.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the


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Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the number of Registrable Securities held by each such Holder compared to the number held by all Holders who have elected to participate; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than two-thirds (2/3) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw from such registration by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in




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such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) within five business days give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, but no later than 20 business days after receipt of such request, file with the SEC a registration statement on Form S-3 and use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders (other than due to an act or omission of the Company, in which case the Company will be required to effect the registration contemplated by this Section by using Form S-1 or a similar form), or

                           (ii) if the Holders, together with the holders of any other securities of the Company that are entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five million dollars ($5,000,000) (valued at the time of the request), or

                           (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this
         Section 2.4; provided, that such right to delay a request hereunder or pursuant to Section 2.2(c)(v) above shall be exercised by the Company not more than once in any twelve (12) month period, or

                           (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or


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

                           (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable (but no later than 20 business days) after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of Registrable Securities sold by each.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered by each such Holder compared to the total number of Registrable Securities sold pursuant to the registration. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request for which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or a material adverse change in market conditions or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration pro rata on the basis of the number of Registrable Securities for which registration was requested as compared to the total number of securities registered. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement a list (and, if requested within five (5) days thereof, copies) of all such documents proposed to be filed, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. Unless otherwise provided in this Agreement, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the majority of such Holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter addressed to the underwriters dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

                  (h) Cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

                  (i) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case subject to the requirement that recipients execute appropriate confidentiality agreements.

                  (j) Take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares) and otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

         2.7 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to this
Section 2 shall terminate if and when either (a) both of the following conditions are satisfied with respect to such Holder: (i) such Holder (together with its Affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (ii) all Registrable Securities held by and issuable to such Holder (and its Affiliates, partners, former partners, members and former members) may be sold under Rule 144 (without regard to Paragraph (k) of Rule 144) during any ninety (90) day period, or (b) all Registrable Securities held by such Holder may be sold under Paragraph (k) of Rule 144.

         2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred its percentage share of any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall the aggregate amount of any indemnity under this Section 2.9 payable by any Holder exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this
Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                  (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and the Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, affiliate, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) acquires at least two hundred thousand (200,000) shares of Registrable Securities (as adjusted for stock splits and combinations), or (d) is already an existing Holder; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement.

         2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding; provided, that if an amendment does not treat all Holders in the same fashion, it shall not be effective against Holders who are materially adversely affected (relative to other Holders) by the amendment unless such amendment is approved in writing by such adversely affected Holders. Any amendment or waiver effected in accordance with this
Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

         2.13 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION.

                  (a) Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in any registration pursuant to this Agreement) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (other than a registration statement on Form S-4 or S-8); provided, that the Company has caused all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities to enter into similar agreements, and that the underwriter will not release any single party from the provisions of such agreements unless all such parties are released.

                  (b) The Company hereby agrees that it shall (i) not effect any public sale or distribution of any Common Stock (or other securities) of the Company (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eight (180) days following the effective date of any registration statement filed by the Company under the Securities Act (other than on Form S-4 or S-8), subject to the right of the underwriter's representative to waive such restriction, and (ii) use reasonable efforts to cause each officer and director and each holder of at least 50,000 shares of Common Stock (or other securities, and including in such calculation any options (whether vested or unvested) for Common Stock or any other securities of the Company) purchased from the Company at any time after the date hereof (other than in a registered public offering) to agree not to sell or otherwise transfer or dispose of any such securities during such period (except as part of such underwritten registration, if otherwise permitted) unless the underwriters managing the registered public offering otherwise agree.

                  (c) Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY

         3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor an audited balance sheet of the Company, as at the end of such fiscal year, and an audited statement of income, an audited statement of cash flows and an audited statement of stockholders' equity of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the financial information for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a (i) report and opinion thereon by the Company's independent public accountants and (ii) a narrative report prepared by the management of the Company describing the progress, status and future plans of the Company as of such date.

                  (c) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, an unaudited balance sheet of the Company as of the end of each such quarterly period, an unaudited statement of income, and an unaudited statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) The Company shall prepare and furnish each Investor an annual budget and operating plan for approval by the Board at least thirty (30) days prior to the beginning of each fiscal year. In addition, the Company agrees to prepare and furnish each Investor a revised annual budget and operating plan for the fiscal year ending March 31, 2000 (prepared on a monthly basis) within forty-five (45) days of the date hereof.

                  (e) The Company shall furnish each Investor, as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to budgeted figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (f) The Company shall furnish each Investor holding, by itself or together with its Affiliates, 390,000 or more Shares (as adjusted for stock splits, recapitalizations and the like), promptly upon receipt thereof, any additional reports, management letters and other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder) and such other information and financial data concerning the Company as any Investor may reasonably request.

         3.2 INSPECTION RIGHTS. Each Investor, and its authorized representatives, shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (a) to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3, and (b) as may be required by law or in connection with the institution or defense of any claim pursuant to this Agreement or other claims which may be the subject of judicial proceedings.

         3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

         3.5 STOCK VESTING. Unless otherwise approved by the Board (including at least one Series A Preferred Designee and one Series B Preferred Designee (as defined in the Second Amended and Restated Stockholders Agreement, dated as of the date hereof, by and among the Company, the Investors and certain stockholders of the Company)) all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting that is no less favorable to the Company than as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the succeeding three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         3.6 BOARD OF DIRECTORS MEETINGS. The Board shall hold at least six (6) in-person meetings each year.

         3.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all of its employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached to the Series C Purchase Agreement as Exhibit F or in an alternative form providing substantially the same or better protection to the Company as such form.

         3.8 APPROVAL. The Company shall not without the approval of a majority of the non-interested members of the Board, with all non-interested Directors voting, authorize or enter into any transactions with any director or management employee, or members of such director's or employee's immediate family, or any entity that is an Affiliate of any director or employee or members of his or her family.

         3.9 DIRECTORS' EXPENSES. The reasonable out-of-pocket and travel expenses of each Director incurred to attend Board or Board Committee meetings shall be reimbursed by the Company.

         3.10 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Third Amended and Restated Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

         3.11 COMPENSATION COMMITTEE. Promptly after the date hereof, the Board will establish a compensation committee and shall delegate those duties and powers as are customarily performed by such committee, including the power to review and approve compensation arrangements with the Company's officers. Such compensation committee shall not include any representative or member of the Company's management.

         3.12 INDEMNIFICATION AND ADVANCEMENT.

                  (a) The Company hereby agrees to hold harmless and indemnify the Investors, the Investors' direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the "Investor Indemnitees") against any and all expenses (including attorneys' fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Investor Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Investors' actions in connection with any transaction undertaken in connection with this Agreement and the Related Agreements executed simultaneously herewith; provided, however, that no Investor Indemnitee shall be entitled to be held harmless or indemnified by the Company for acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct or in knowing and culpable violation of the law.

                  (b) The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Investor Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, the Investors' actions in connection with any transaction undertaken in connection with this Agreement and the Related Agreements executed simultaneously herewith; provided, however, that no Investor Indemnitee shall be entitled to reimbursement in connection with acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct, in knowing and culpable violation of the law.

                  (c) The Company's indemnity obligations set forth above are subject to the applicable Investors providing prompt written notice of a claim, to the extent any delay in providing notice is prejudicial to the Company. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided, that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the applicable Investors from any and all liabilities without such Investors' prior written approval. The Investors shall, at the Company's expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company's expense all those persons and documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action. The Investors may, at their expense, assist in such defense.

                  (d) The Company's liability to any Investor Indemnitee under this section shall be limited to the amount received by the Company from such Investor Indemnitee, and the Company's aggregate cumulative liability under this Section shall be limited to the amount received by the Company pursuant to the transaction contemplated by this Agreement.

                  (e) The indemnity obligation of the Company under this Section
3.12 is in addition to the Company's indemnity obligations under Section 2.9.

         3.13 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. Section 1.897-2(h), or any supplementary or successor provision thereto. Within thirty (30) days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg.
Section 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         3.14 RESTRICTIONS. So long as any Series A Stock or Series B Stock or Series C Stock remains outstanding, the Company shall not, without the prior written consent of the holders of at least a majority of the outstanding Series A Stock, the Series B Stock and the Series C Stock (voting collectively):

                  (a) make any loans or advances to, guarantees for the benefit of, or investments in, any Person, except for (i) reasonable advances to employees in the ordinary course of business (which such advances shall not exceed $100,000 at any time); (ii) investments or deposits having a stated maturity no longer than one year from the date the Company makes such investment in (A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (C) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.; or (D) a money market fund investing primarily in the investments described in clauses (A), (B) and/or (C); (iii) advances to publishers, software licensors, conversion contractors or other contractors, trade shows, vendors, etc. in the ordinary course of business; (iv) deposits or advances in connection with office or other leases approved by the Board and related tenant finish work; and (v) deposits (not to exceed $1.0 million at any one time) with advertising agencies or similar organizations in the ordinary course of business.

                  (b) liquidate, dissolve, merge or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes); or

                  (c) acquire any interest in any Person or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities, whether direct or indirect) exceeding $1,000,000 in any twelve-month period.

         3.15 MANAGEMENT NON-COMPETE AGREEMENTS. The Company shall use its best efforts to cause each employee of the Company holding a position of Executive Vice President or higher to execute a non-competition agreement in a form reasonably satisfactory to the Board.

         3.16 VISITATION RIGHTS. Each Investor who owns, together with its Affiliates, at least 390,000 shares of either Series A Stock, Series B Stock or Series C Stock shall be entitled to the rights under this Section 3.16. The Company shall provide a representative of each Investor entitled to the rights under this Section 3.16 with copies of all notices, minutes, consents, and all other materials that the Company provides to its directors as and when such materials are delivered to the directors, and shall allow a representative of such Investor to attend all meetings of the Board of Directors in a nonvoting observer capacity, except that such Investor may be excluded from access to any meeting or portion thereof if such meeting or portion constitutes and executive session limited to Board members or if such access would adversely affect the attorney-client privilege between the Company and its counsel. Upon reasonable notice and at a scheduled meeting of the Board or such other reasonable time, if any, as the Board may determine, such Investor's representative may address the Board of Directors with respect to the Investor's concerns regarding significant business issues facing the Company. Each Investor agrees, and shall cause any representative under this Section 3.16 to agree, to hold in confidence and trust in a fiduciary capacity and not disclose any confidential information provided to or learned by it in connection with its rights under this Section 3.16.

         3.17 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to a Qualified Public Offering or (ii) the sale of all or substantially all of the assets of the Company, other than in a restructuring transaction.

SECTION 4 PREEMPTIVE RIGHTS.

         4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a preemptive right to purchase, on the same terms and conditions as offered to other purchasers, its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or
(iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing such Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. Each such Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If any of the Investors fails to exercise in full its preemptive rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which such Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within one hundred twenty (120) days of the initial notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         4.4 TERMINATION AND WAIVER OF PREEMPTIVE RIGHTS. The preemptive rights established by this Section 4 shall terminate upon the closing of the Company's Qualified Public Offering. Notwithstanding the foregoing, the preemptive rights established by this Section 4 shall terminate as to any Investor, and shall not apply to any Investor, who, together with any Affiliates, holds less than 500,000 shares of Registrable Securities in the case of a Holder who holds Series A Stock of Series B Stock, or 390,000 shares of Registrable Securities in the case of a Holder who holds Series C Stock (in each case, as adjusted for stock splits, recapitalizations and the like).

         4.5 TRANSFER OF RIGHTS OF PREEMPTIVE RIGHTS. The preemptive rights of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.10.

         4.6 EXCLUDED SECURITIES. The preemptive rights established by this
Section 4 shall have no application to any of the following Equity Securities:

                  (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants, vendors, suppliers, customers, clients or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option or stock incentive plans or other arrangements that are approved by the Board, but only if and to the extent the aggregate fair market value of all such Common Stock issued to any single Person (or, in the case of stock options, warrants or similar rights, the aggregate fair market value of the Common Stock subject to options, warrants or similar rights granted to any single Person, determined at the time of the grant), together with its Affiliates, pursuant to this Section 4.6(a) within any twelve-month period (other than shares issued on the exercise of stock options granted under the Company's Stock Option Plan) is less than $500,000;

                  (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement or options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that in the case of rights or agreements granted after the date of this Agreement, this exception applies only if the preemptive rights established by this Section 4 were exercised or were waived with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued pursuant to any merger, consolidation with, or other acquisition of another company approved by the Board;

                  (d) any Equity Security issued pursuant to any strategic alliance (meaning an arrangement for the joint use, development or pursuit of content, technology, market opportunities, for the provision of services or for the use of or access to websites or transmission capacity), acquisition of technology or intellectual property rights, or similar business combination approved by the Board, but only if and to the extent that the number of shares of Common Stock (or the number of Equity Securities convertible into shares of Common Stock) (as adjusted for stock splits, recapitalizations and the like) do not exceed 20,000 in any single transaction or 50,000 in the aggregate;

                  (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (f) shares of Common Stock issued upon conversion of the Shares;

                  (g) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board to the extent the aggregate fair market value of all such Equity Securities issued (or pursuant to this Section 4.6(f)) (determined upon issuance of the Equity Securities) is less than $500,000; and

                  (h) any Equity Securities that are issued by the Company in conjunction with an offering subject to a registration statement filed under the Securities Act (except that in the case of the Company's Initial Offering, the preemptive rights established by this Section 4 shall apply only to a number of shares of Equity Securities representing ten percent of the total number of shares of Equity Securities (excluding over-allotment shares) offered in the Initial Offering, and shall in all events be subject to requirements imposed by, and may be cancelled by, the underwriters in the Initial Offering).

SECTION 5. MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction), that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, affiliates, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 ENTIRE AGREEMENT. This Agreement supercedes the Investors' Right Agreement in its entirety. This Agreement and the Exhibits hereto, the Series A Purchase Agreement (to the extent applicable), the Series B Purchase Agreement (to the extent applicable) and the Series C Purchase Agreement (to the extent applicable) and the Second Amended and Restated Stockholders Agreement and other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.6 AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and, as to any Registrable Securities representing a particular class or series of the Company's stock, by the holders of at least two-thirds (2/3) of such class or series.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities.

                  (c) Notwithstanding the foregoing, this Agreement may be amended in connection with the closing of any purchase of the Company's Series C Preferred Stock so as to add any such purchaser of the Series C Preferred Stock as a party hereto, and as an Investor as defined above, by having each such purchaser execute a counterpart copy of this Agreement and modifying Exhibit A to include such person. All shares of Series C Preferred Stock acquired by any such purchaser shall be Shares under this Agreement.

         5.7 REMEDIES; DELAYS OR OMISSIONS.

                  (a) All remedies under this Agreement or otherwise afforded to any party shall be cumulative and not alternative. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  (b) It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investor's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.12 WAIVER AND CONSENT. Subject to the terms of the Series C Purchase Agreement, each Investor who is a party to the Investors' Rights Agreement hereby waives any rights or notice it may have or be entitled to thereunder in connection with the Series C Financing, grants any consent required by the Investors' Rights Agreement with respect to the Series C Financing, and waives any breach or default as may have occurred under the Investors' Rights Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:
NETLIBRARY, INC.
1033 Walnut Street, Suite 200
Boulder, CO 80302
After October 31, 1999:
3080 Center Green Drive
Boulder, CO 80301


By:    /s/ TIMOTHY R. SCHIEWE
   ------------------------------------
Name:  Timothy R. Schiewe
Title: President

INVESTORS:

SEQUEL LIMITED PARTNERSHIP                SEQUEL EURO LIMITED PARTNERSHIP

By:  Sequel Venture Partners, L.L.C.      By:    Sequel Venture Partners, L.L.C.
Its: General Partner                      Its:   General Partner



     By: /s/ THOMAS WASHING               By:  /s/ THOMAS WASHING
        ------------------------------        ----------------------------------
                  Manager                                Manager


ANSCHUTZ FAMILY INVESTMENT
COMPANY LLC

By:  Anschutz Company


     By: /s/ SCOTT CARPENTER
        ------------------------------
     Name:  Scott Carpenter
     Title: Vice President

REPERTOIRE CAPITAL                     UNIVERSITY OF COLORADO FOUNDATION, INC.
VENTURES RLLLP


By: /s/ KARL FRIEDMAN                  By: /s/ JIM BARLOW
    -------------------------------        --------------------------------
Name: Karl Friedman                    Name: Jim Barlow
Title: General Partner                 Title: C.F.O., Treasurer


WORLD VENTURE PARTNERS, INC.           MARKET STREET PARTNERS NL


By: /s/ ROBERT POISSANT                By: /s/ MICHAEL C. FRANSON
    -------------------------------        --------------------------------
Name: Robert Poissant                  Name: Michael C. Franson
Title: Agent                           Title: Managing General Partner



/s/ RALPH Z. SORENSON                  /s/ NANCY OVERMAN
-----------------------------------    ------------------------------------
RALPH Z. SORENSON                      NANCY OVERMAN


DLJ CAPITAL CORP.                      DLJ ESC II, L.P.

                                       By: DLJ LBO Plans Management Corporation
                                       Its: Manager
By: /s/ ROBERT FINZI
    -------------------------------
Name: Robert Finzi                     By: /s/ ROBERT FINZI
Its: Attorney in Fact                      --------------------------------
                                       Name: Robert Finzi
                                       Its: Attorney in Fact


SPROUT CAPITAL VIII, L.P.              SPROUT VENTURE CAPITAL, L.P.

By:  DLJ Capital Corp.                 By:  DLJ Capital Corp.
Its: Managing General Partner          Its: Managing General Partner


     By: /s/ ROBERT FINZI                   By: /s/ ROBERT FINZI
         --------------------------             ---------------------------
     Name: Robert Finzi                     Name: Robert Finzi
     Its: Attorney in Fact                  Its: Attorney in Fact

PEARL STREET TRUST                      BOWANA FOUNDATION

By: /s/ SCOTT A. BECK                   By: /s/ ERIC J. SWANSON
   ------------------                      ----------------------
Name: Scott A. Beck                     Name: Eric J. Swanson
Title: President/CEO                    Title: President


MARQUETTE VENTURE PARTNERS III, L.P.    COVESTCO-MEDEURA, LLC

By: Marquette III, L.L.C.               By: Medeura Limited
Its: General Partner                    Its: Manager

By: /s/ CHIP RUTH                       By: /s/ ANTON M. LOTZER
   ------------------------                ----------------------
Name: Chip Ruth                         Name: Anton M. Lotzer
Title: Authorized Signatory             Title: Director

/s/ MARK WATTLES
---------------------------             -------------------------
MARK WATTLES                            LILLIAN NADHIR

/s/ PETER D. BEHRENDT                   /s/ NAVEEN JAIN
---------------------------             -------------------------
PETER D. BEHRENDT                       NAVEEN JAIN



ABC-CLIO                                THE MCGRAW HILL
                                        COMPANIES, INC.

By: /s/ RONALD J. BOEHM                 By: /s/ ROBERT J. BAHASH
   ------------------------                ----------------------
Name: Ronald J. Boehm                   Name:  Robert J. Bahash
Title: CEO                              Title: Executive VP & CFO

BERGER NEW GENERATION                  LDIG NL, INC.
FUND, A SERIES OF THE
BERGER INVESTMENT
PORTFOLIO TRUST


By: /s/ MARK S. SUNDERHUSE             By:
    -------------------------------       ---------------------------------
Name: Mark S. Sunderhuse               Name:
Title: Senior Vice President,               -------------------------------
       Port. Manager                   Title:
                                             ------------------------------


-----------------------------------    ------------------------------------
TIM COLLINS                            SHARON MAGNESS


WPG NETWORKING FUND, LP                WPG SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,          By: Weiss, Peck & Greer, LLC,
    its General Partner                    its General Partner

By: /s/ RICHARD POLLACK                By: /s/ RICHARD POLLACK
    -------------------------------        --------------------------------
    Member                                 Member


WPG INSTITUTIONAL                      WPG INSTITUTIONAL
NETWORKING FUND, LP                    SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,          By: Weiss, Peck & Greer, LLC,
    its General Partner                    its General Partner

By: /s/ RICHARD POLLACK                By: /s/ RICHARD POLLACK
    -------------------------------        --------------------------------
    Member                                 Member



WPG RAYTHEON                           WPG RAYTHEON
NETWORKING FUND, LP                    SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,          By: Weiss, Peck & Greer, LLC,
    its attorney-in-fact                   its attorney-in-fact

By: /s/ RICHARD POLLACK                By: /s/ RICHARD POLLACK
    -------------------------------        --------------------------------
    Member                                 Member

BERGER ASSOCIATES, INC.                      LDIG NL, INC.

By:                                          By: /s/ CRAIG ENENSTEIN
   ----------------------------                  ----------------------------
Name:                                        Name:  Craig Enenstein
      -------------------------              Title: Vice President
Title:
      -------------------------

                                             /s/ SHARON MAGNESS
                                             --------------------------------
                                             SHARON MAGNESS


                                             /s/ TIM COLLINS
WEISS PECK & GREER                           --------------------------------
                                             TIM COLLINS
By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

EBSCO INDUSTRIES, INC.                        FOLLETT CORPORATION

By: /s/ RICHARD L. BOZZELLI                   By: /s/ KENNETH J. HULL
   -------------------------------               ----------------------
Name: Richard L. Bozzelli                     Name: Kenneth J. Hull
Title: VP & CFO                               Title: Chairman/CEO


HOUGHTON MIFFLIN                              PARKER & SON LIMITED


By: /s/ NADER F. DAREHSHORI                   By: /s/ TIM EUSTACE
   -------------------------------               ----------------------
Name: Nader F. Darehshori                     Name: Tim Eustace
Title: Chairman, President and CEO            Title: Director/Secretary

/s/ RAJ MEHRA                                 /s/ LLOYD RUTH
----------------------------------            --------------------------
RAJ MEHRA                                     LLOYD RUTH


MARCEL DEKKER, INC.                           EPIXTECH, INC. FORMERLY KNOWN AS
                                              AMERITECH LIBRARY SERVICES


By: /s/ DAVID DEKKER                          By: /s/ LANA PORTER
   -------------------------------               ----------------------
Name: David Dekker                            Name: Lana Porter
Title: COO                                    Title: President & CEO


COMCAST INTERACTIVE                           BCI INVESTMENTS II, LLC
CAPITAL, LP

By: CIC Partners, LP, its general partner     By: /s/ JEFFREY S. DEMOND
                                                 ----------------------
    By: CIC Venture Management, LLC,          Name: Jeffrey S. DeMond
        its general partner                   Title: Manager


                                              BLACKWELL, LTD.

By: /s/ ABRAM E. PATLOVE                      By:
   -------------------------------               ----------------------
Name: Abram E. Patlove                        Name:
Title: Vice President                              --------------------
                                              Title:
                                                    -------------------

BAIN CAPITAL FUND VI, L.P.

By: Bain Capital Partners VI, L.P.,
    its General Partner

By: Bain Capital Investors VI, Inc.,
    its General Partner


    By: /s/ JOSHUA BERENSTEIN
        ------------------------------
    Name:   Joshua Berenstein
    Title:  Managing Director


BROOKSIDE CAPITAL PARTNERS                        SANKATY HIGH YIELD ASSET
FUND, L.P.                                        PARTNERS, L.P.


By: /s/ DOMENIC FERRANTE                          By: /s/ JOSHUA BERENSTEIN
   -------------------------                         --------------------------
Name:   Domenic Ferrante                          Name:   Joshua Berenstein
Title:  Managing Director                         Title:  Managing Director



PEP INVESTMENTS PTY LTD                           BCIP ASSOCIATES II

By: Bain Capital, Inc.,                           By: Bain Capital, Inc.,
    its attorney-in-fact                              its Managing Partner


    By: /s/ JOSHUA BERENSTEIN                         By: /s/ JOSHUA BERENSTEIN
       -------------------------                          ----------------------
    Name:   Joshua Berenstein                         Name:   Joshua Berenstein
    Title:  Managing Director                         Title:  Managing Director


BCIP ASSOCIATES II-B

By: Bain Capital, Inc.,
    its Managing Partner


    By: /s/ JOSHUA BERENSTEIN
        ----------------------
    Name:   Joshua Berenstein
    Title:  Managing Director

/s/ R. MICHAEL SEGROVES
----------------------------------
R. Michael Segroves

/s/ HAROLD S. SCHWENK, JR.
----------------------------------
Harold S. Schwenk, Jr.


GRAND CENTRAL HOLDINGS, LLC

By: /s/ WARREN H. HABER, JR.
    ------------------------------
Name: Warren H. Haber, Jr.
Title: Member

GCH PEANUT PRESS, LLC

By: Grand Central Holdings, LLC,
Its Managing Member

By: /s/ WARREN H. HABER, JR.
    ------------------------------
Name: Warren H. Haber, Jr.
Title: Member


HUDSON VENTURE PARTNERS, L.P.

By: Hudson Partners, L.P.
Its General Partner


By: /s/ RICHARD GLASER
    ------------------------------
Name: Richard Glaser
Title: General Partner

February 24, 2000


Parthenon Investors, L.P.                    PCIP Investors, L.P.
200 State Street, 8th Floor                  200 State Street, 8th Floor
Boston, Massachusetts 02109                  Boston, Massachusetts 02109

Attention: Mr. John Rutherford               Attention: Mr. John Rutherford

Re:  netLibrary Series D Investment

Dear Mr. Rutherford:


As you may recall, in connection with your investment in the Series D Preferred Stock of netLibrary, Inc. (the "Company"), you executed the Amendment to Second Amended and Restated Stockholders Agreement and the Amendment to Second Amended and Restated Investors' Rights Agreement. Through an oversight, the amendment did not include standard language to the effect that you agreed to be bound by the terms of the Second Amended and Restated Stockholders Agreement and the Second Amended and Restated Investors' Rights Agreement (collectively, the "Agreements").

netLibrary requests that you indicate your agreement to becoming a party to the Agreements in the space provided below.

Sincerely,


Paul E. Smith
General Counsel


Accepted and agreed to this
28th day of February, 2000:


PARTHENON INVESTORS, L.P.                    PCIP INVESTORS, L.P.

/s/ JOHN RUTHERFORD                          /s/ JOHN RUTHERFORD
---------------------------                  ----------------------------
John Rutherford                              John Rutherford
Title: General Partner                       Title: General Partner